UNIT CORPORATION

Long Term Incentive Plan

1.Purpose. The purpose of the Unit Corporation Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Unit Corporation, a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Performance Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.
2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
(b)“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.
(c)“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, Performance Award or Substitute Award, or any combination of the foregoing, together with any other right or interest, granted under the Plan.
(d)“Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.

(f)“Cash Award” means an Award denominated in cash granted under Section 6(i).
(g)“Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:
(i)A “change in the ownership” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(v), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(i), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)), acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;
(ii)A “change in the effective control” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vi), whereby either (A) any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(ii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii)A “change in the ownership of a substantial portion” of the Company’s assets within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vii), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(iii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.
The preceding provisions of this Section 2(g) are intended to merely summarize the provisions of Treasury Regulation § 1.409A-3(i)(5) and, to the extent that the preceding provisions of this Section 2(g) do not incorporate fully all of the provisions (or are otherwise inconsistent with the provisions) of Treasury Regulation § 1.409A-3(i)(5), then the relevant provisions of such Treasury Regulation shall control.

(h)“Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to stockholders of the Company in any merger or consolidation; (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets; (iii) the amount distributed per share of Stock in a dissolution transaction; (iv) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change in Control or other event takes place; or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(j)“Committee” means a committee of two or more directors designated by the Board to administer the Plan, unless no such committee exists, in which case, “Committee” shall refer to the Board.
(k)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(l)“Effective Date” means September 3, 2020.
(m)“Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other individual who provides services to the Company or any of its Affiliates, including directors of the Company. An employee on leave of absence may be an Eligible Person.
(n)“Fair Market Value” of a share of Stock means, as of any specified date, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
(o)“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(p)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor statutes, guidance and regulations thereto.
(q)“Nonstatutory Option” means an Option that is not an ISO.

(r)“Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.
(s)“Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).
(t)“Participant” means an individual who has been granted an Award under the Plan that remains outstanding, including an individual who is no longer an Eligible Person.
(u)“Performance Award” means a right granted under Section 6(k) hereof to receive an Award based upon performance conditions specified by the Committee.
(v)“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
(w)“Qualifying Public Offering” shall mean the first firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.
(x)“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
(y)“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period.
(z)“SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).
(aa)“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor statutes, guidance, rules and regulations thereto.
(bb) “Stock” means the Company’s common stock, par value $0.20 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
(cc) “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
(dd) “Substitute Award” means an Award granted under Section 6(j).
3.Administration.
(a)Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i)designate Eligible Persons as Participants;
(ii)determine the type or types of Awards to be granted to an Eligible Person;
(iii)determine the number of shares of Stock or amount of cash to be covered by Awards;
(iv)determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
(v)modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;
(vi)determine the treatment of an Award upon a termination of employment or other service relationship;
(vii)impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;
(viii)interpret and administer the Plan and any Award Agreement;
(ix)correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement;
(x)provide that the payment of any Award or benefit hereunder is made in full compliance with the Nonqualified Deferred Compensation Rules, to the extent applicable; and
(xi)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other Persons claiming rights from or through a Participant.
(b)Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not violate state or corporate law. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself or a member of the Board, or take any action with respect to any Award previously granted to himself or herself or a member of the Board. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan.
(c)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(d)Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval.
4.Stock Subject to Plan.
(a)Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 903,226 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.
(b)Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards)

and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
(c)Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock; (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards; and (iii) shares that were subject to an Option or SAR but were not issued or delivered as a result of net settlement or net exercise of such Option or SAR) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b). If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.
(d)Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock; (ii) Stock held in the treasury of the Company; or (iii) previously issued shares of Stock reacquired by the Company.
5.Eligibility. Awards may be granted under the Plan only to Eligible Persons.
6.Specific Terms of Awards.
(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. To the extent provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.
(b)Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:
(i)Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).
(iii)ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the stockholders of the Company. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) of the Company subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) of the Company that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.
(c)SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)Right to Payment. An SAR is a right to receive, upon exercise thereof, an amount equal to the product of (A) the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR as determined by the Committee and (B) the number of shares of Stock subject to the exercise of the SAR.

(ii)Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.
(iii)Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any), cash or a combination thereof, as determined by the Committee in its sole discretion, will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards; provided, that SARs granted in tandem with an Incentive Stock Option shall be subject to the limitations, if any, imposed by the Code with respect to Incentive Stock Options. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR
(iv)Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee will provide that any cash dividends paid on a share of Restricted Stock be (A) automatically reinvested in additional shares of Restricted Stock; (B) applied to the purchase of additional Awards; or (C) deferred without interest to the date of vesting of the associated Award of Restricted Stock. Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
(ii)Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f)Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.
(h)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.
(i)Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the

Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(j)Substitute Awards. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws.
(k)Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards.
(i)Performance Goals Generally. The performance conditions for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(k). The Committee may determine that such Performance Awards shall be granted, exercised, vested and/or settled upon achievement of any one performance condition or that two or more performance conditions must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. The Committee may establish any such performance conditions and goals based on one or more business criteria for the Company, on a consolidated basis, and/or for specified Affiliates of the Company or business or geographical units of the Company, or other measures of performance, as determined to be appropriate by the Committee in its discretion, which performance conditions and goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. If there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance conditions, the Committee may revise such performance conditions.
(ii)Performance Periods. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.
(iii)Settlement. At or following the end of the applicable performance period, the Committee shall determine the amount, if any, of the Performance Award that will become vested, exercisable and/or settled and, unless otherwise specified in an applicable Award Agreement, any such amounts shall be paid to the Participant no later than March 15 of the year following the year that included the last day of the applicable performance period. Settlement of such Performance Awards shall be in cash, shares of Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of vesting, exercisability and/or settlement otherwise to be made in connection with such

Performance Awards. The Committee shall specify the circumstances in which a Performance Award shall be paid or forfeited in the event of termination of employment or service by a Participant prior to the end of a performance period or settlement of such Performance Award.
7.Certain Provisions Applicable to Awards.
(a)Limit on Transfer of Awards.
(i)Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.
(ii)Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(iii)To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iv)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
(b)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(c)Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or as may be required by any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.
(d)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(e)Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
8.Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
(c)Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted; (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately; and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations.
(ii)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted; (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately; and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(d)Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan; (ii) the number or kind of shares or other property (including cash) subject to an Award; (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable; and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
(e)Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:
(i)accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;
(ii)redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;
(iii)cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or
(iv)make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);
provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).
9.General Provisions.
(a)Restricted Securities. Stock and Awards shall not be issued under this Plan unless the issuance and delivery of such Stock and any Awards comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, if applicable. Prior to a Qualifying Public Offering, the Stock to be issued under this Plan, which may be issued in reliance on any available exemption under the Securities Act, shall be deemed to be “restricted securities” as defined in Rule 144, promulgated by the

Securities and Exchange Commission under the Securities Act as from time to time in effect and applicable to the Plan and Participants. Resales of such Stock by the holder thereof shall be in compliance with the Securities Act or an exemption therefrom. Such Stock may bear a legend if determined necessary by the Committee in substantially the following form:
“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.”
(b)Right of First Refusal. Except as otherwise expressly provided in any particular Award Agreement, if any Participant (“Transferor”), regardless of whether such Participant is the original holder of the Award contemplated in this Section 9(b), proposes to sell, transfer, assign, hypothecate, make gifts of or in any manner dispose of, encumber, or alienate (each individually constituting a “Transfer”) to a transferee, any Stock, obtained in connection with any Award held by such Transferor, either pursuant to a bona fide offer (“Offer”) from a potential transferee (“Offeror”) or by effecting a gift of the Stock (“Gift”) to a donee (“Donee”) without consideration, then the Transferor must comply with the provisions of this Section 9(b), including, without limitation, acknowledging and allowing the applicable time periods to lapse with respect to the rights of the Company as provided herein, before accepting any such Offer or otherwise affecting the Transfer of any Stock pursuant to such Offer, or affecting any such Gift.
(i)Statement of Offer. Before accepting any Offer or affecting any Gift, the Transferor shall obtain from the Offeror or Donee, as the case may be, a statement (“Statement”) in writing addressed to the Transferor and signed by the Offeror or Donee, setting forth: (A) the date of the Statement (the “Statement Date”); (B) the number of shares of Stock covered by the Offer or Gift and, in the case of an Offer, the price per share to be paid by the Offeror and the terms of payment of such price; (C) the Offeror’s or Donee’s willingness to be bound by the terms of this Section 9(b) and execute and deliver to the Company such documentation as required under this Section 9(b); (D) the Offeror’s or Donee’s name, address and telephone number; and (E) the Offeror’s or Donee’s willingness to supply any additional information about himself or herself as may be reasonably requested by the Company. Promptly upon receipt of a Statement, and before accepting the Offer or affecting the Gift to which the Statement relates, the Transferor shall deliver to the Company (1) a copy of the Statement, and (2) in the case of an Offer, evidence reasonably satisfactory to the Company as to the Offeror’s financial ability to consummate the proposed purchase.
(ii)Company Rights. Subject to the provisions of Section 9(b)(i), upon receipt of a copy of the Statement, the Company shall have the exclusive right and option (the “Right”), but not the obligation, to purchase all of the shares of Stock that the Offeror proposes to purchase from the Transferor or, in the case of a Gift, that the Transferor proposes to give to the Donee (collectively, “Subject Securities”) (A) in the case of an Offer, for the per share price and on the terms as set forth in the Statement; provided, however, that if the purchase price is payable in whole or in part in property (which term shall include the securities of any issuer other than the Company) other than cash, the Company may pay, in lieu of such property, a sum of cash equal to the fair market value of such property as determined by the Transferor and the Company in good faith or, if the Transferor and the Company do not agree on the fair market value of such property within five days after the Company delivers written notice (as described below) of its intention to exercise the Right, then the Transferor and the Company shall select one independent appraiser (with each of the Transferor and the Company jointly bearing one-half of the expense of the appraiser) to determine the fair market value of that property and the appraised fair market value of that property as determined by such appraiser shall be deemed the fair market value of that property for purposes of this Section 9(b)(ii), or (B) in the case of a Gift, the Fair Market Value of the Subject Securities, as determined in good faith by the Company; provided that the Transferor may elect to retain the Subject Securities rather than sell the Subject Securities at the Fair Market Value as determined by the Company by giving written notice thereof to the Company within five days after such determination by the Company is received in writing by the Transferor. The Company shall exercise the Right by giving written notice thereof to the Transferor. Upon exercising the Right, the Company shall have the obligation, to the extent it lawfully may do so, to purchase the Subject Securities within 30 days after the date of the Company’s receipt of its copy of the Statement on and subject to the terms and conditions hereof. If the terms of the purchase include the Transferor’s release of any pledge or encumbrance on the Subject Securities and the Transferor shall have failed to obtain the release of the pledge or encumbrance by the purchase date, at the Company’s option the purchase shall occur on the scheduled date with the purchase price reduced to the extent of all unpaid indebtedness for which the Subject Securities are then pledged or encumbered. Failure by the Company to exercise the Right, or failure by the Company to otherwise perform its obligations under this Section 9(b)(ii), within the 30 day period herein prescribed shall be deemed an election by the Company not to exercise the Right. If the Company exercises the Right and is unable for any reason to perform its obligations thereunder in accordance with this Section 9(b), the Company may assign all or a portion of its rights under the Right to any one or more of the Company’s stockholders (other than the Transferor) (“Assignee Stockholder”), as the Board shall determine, in its sole and absolute discretion.
(iii)Purchase of Less Than All Shares. Anything in this Section 9(b) to the contrary notwithstanding, the Company and any Assignee Stockholder individually may, pursuant to the exercise of the Right, purchase fewer than all of the Subject Securities provided that such persons in the aggregate purchase all, and not less than all, of the Subject Securities, and it shall be a condition precedent to the obligation of any of such persons to purchase any Subject Securities, that all, and not less than all, of the Subject Securities have been elected to be purchased pursuant to the exercise of the Right.
(iv)Failure to Exercise Right or Consummate Transaction. If the Company elects not to exercise the Right, or if the Right is exercised and the obligations to be performed thereunder by the Company are not performed in accordance with this Section 9(b), or if the Company’s rights are assigned to an Assignee Stockholder and such Assignee Stockholder fails to perform his or her obligations under the assigned Right in accordance with this Section 9(b), then, subject to the application of any applicable state or federal securities laws, the Transferor may dispose of all of the Subject Securities within 90 days after the date of the

Statement at the per share price and on the terms, if any, as set forth in the Statement free and clear of the terms of this Section 9(b); provided, however, that (A) any subsequent transfer by the Offeror or Donee, as applicable, shall once again be subject to this Section 9(b) and (B) if the sale or gift of the Subject Securities is not consummated within such 90-day period, then the Transfer of any such Stock shall once again be subject to the terms of this Section 9(b).
(v)Legend. To assure the enforceability of the Company’s rights under this Section 9(b), until the date of a Qualifying Public Offering, each certificate or instrument representing Stock or an Award held by him, her, or it may, in the Committee’s discretion, bear a conspicuous legend in substantially the following form:
“THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL IN THE CASE OF A TRANSFER AS PROVIDED UNDER THE COMPANY’S LONG TERM INCENTIVE PLAN AND/OR AN AWARD AGREEMENT ENTERED INTO PURSUANT THERETO. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”
(vi)Expiration. The rights and obligations pursuant to this Section 9(b) hereof will terminate upon the date of a Qualifying Public Offering.
(c)Purchase Option.
(i)Except as otherwise expressly provided in any particular Award Agreement, (A) if a Participant ceases to be employed by or perform services for the Company its parent or any of its subsidiaries for any reason at any time or (B) upon the occurrence of a Change in Control, the Company (and/or its designee(s)) shall have the option (the “Purchase Option”) to purchase, and the Participant (or the Participant’s executor or the administrator of the Participant’s estate in the event of the Participant’s death, or the transferee of the Stock or Award in the case of any disposition, or the Participant’s legal representative in the event of the Participant’s incapacity) (hereinafter, collectively with such Participant, the “Grantor”) shall sell to the Company and/or its designee(s), all or any portion (at the Company’s option) of the shares of Stock issued pursuant to this Plan and held by the Grantor (such shares of Stock herein referred to as the “Purchasable Shares”).
(ii)The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within eighteen months of the date of the termination of the Participant’s employment or service relationship or the date of the Change in Control. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of the Fair Market Value per share of such Purchasable Shares, or the Change in Control Price, if applicable. If no notice is given within the time limit specified above, the Purchase Option shall terminate.
(iii)The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be the Change in Control Price, if applicable, or Fair Market Value per share, as of the date of the notice of exercise of the Purchase Option times the number of shares being purchased or, to the extent approved by the Company in its sole discretion, such other amount mutually agreeable to the Company and the Grantor. The purchase price shall be paid in cash. The closing of such purchase shall take place at the Company’s principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchasers the certificates or instruments evidencing the Purchasable Shares being purchased free and clear of all liens and encumbrances (if any), duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchasers. In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by the scheduled closing date, at the option of the purchasers, the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.
(iv)To assure the enforceability of the Company’s rights under this Section 9(c), until the date of a Qualifying Public Offering, each certificate or instrument representing Stock or an Award held by him, her, or it may, in the Committee’s discretion, bear a conspicuous legend in substantially the following form:
“THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY’S LONG TERM INCENTIVE PLAN AND/OR AN AWARD AGREEMENT ENTERED INTO PURSUANT THERETO. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”
(v)The Company’s rights under this Section 9(c) shall terminate upon the date of a Qualifying Public Offering.
(d)Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, a Participant or transferee will not sell or otherwise transfer any Stock or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a Qualifying Public Offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
(e)Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
(f)Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates; (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time; (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers; or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(g)Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in the state of Oklahoma.
(h)Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 422 of the Code. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
(i)Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
(j)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of its Affiliates as a result of any such action.
(k)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
(l)Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(m)Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(n)Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of any applicable statute or regulation. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws or the Plan. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of any applicable state or federal statute or regulation. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.
(o)Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(o) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(p)Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
(q)Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(r)Rule 701. The Plan is a “compensatory benefit plan” within the meaning of Rule 701 under the Securities Act and an “employee compensation plan” within the meaning of Section 12(g)(5) of the Exchange Act, and all Awards granted under the Plan are intended to qualify for an exemption from the registration requirements under the Securities Act, including, without limitation, pursuant to Regulation D or Rule 701 under the Securities Act.
(s)Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation shall revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
(t)Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.
10.Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders of the Company or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the stockholders of the Company not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders of the Company for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.